Calculation of Filing Fee Tables
S-8
Rocket Companies, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.00001 per share, pursuant to the Mr. Cooper Inc. 2019 Omnibus Incentive Plan	Other	18,705,753	$ 19.08	$ 356,905,767.24	0.0001381	$ 49,288.69
Total Offering Amounts:						$ 356,905,767.24		$ 49,288.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 49,288.69
Offering Note
[1]	Note 1(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Note 1(b): This Registration Statement on Form S-8 registers 18,705,753 shares (the "Registered Shares") of Rocket Companies, Inc.'s Class A common stock, par value $0.00001 (the "Rocket Common Stock") issuable pursuant to the restricted stock units assumed by Rocket under the Mr. Cooper Inc. 2019 Omnibus Incentive Plan (the "2019 Omnibus Incentive Plan") as a result of the consummation of the transactions under the Agreement and Plan of Merger, dated as of March 31, 2025, by and among Rocket, Mr. Cooper Group Inc., Maverick Merger Sub, Inc. and Maverick Merger Sub 2, LLC. Note 1(c): Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Rocket Common Stock reported by the New York Stock Exchange on September 25, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A